Exhibit 10.2

TECHPOINT, INC.

2012 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is expressly affirmed by the Company.

(e) “Award” means the grant of an Option, Restricted Stock, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of Directors of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the voting common stock of the Company.

(m) “Company” means Techpoint, Inc., a California corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).

An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations which requires that consideration be given to (A) the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, or (B) if there are no securities of reasonably comparable corporations in the same industry being traded, the earnings history, book value and prospects of the issuer in light of market conditions generally.

(x) “Good Reason” means the occurrence of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition):

(i) a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control;

(ii) a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding or at any time thereafter; or

(iii) requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence, except for reasonably required travel on business which is not materially greater than such travel requirements prior.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(gg) “Plan” means this 2012 Stock Incentive Plan.

(hh) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(ii) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (A) the

Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(jj) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(kk) “Replaced” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the Award is replaced with a comparable stock award or a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is replaced with a comparable stock award or a cash incentive program of the Company or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ll) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(nn) “Share” means a share of the Common Stock.

(oo) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is five million four hundred thousand (5,400,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. Prior to the Registration Date, with respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. On or after the Registration Date, with respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 20 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(b) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(c) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(e) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f) Individual Option Limit. Following the date that the exemption from application of Section 162(m) of the Code described in Section 20 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be two million (2,000,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options for up to an additional five hundred thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a

Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(g) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(h) Transferability of Awards. Non-Qualified Stock Options shall be transferable (i) by will or by the laws of descent and distribution, or (ii) to the extent and in the manner authorized by the Administrator by gift to members of the Grantee’s Immediate Family. Incentive Stock Options and other Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

(i) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option:

(A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of the sale of Shares:

(A) granted to a person who, at the time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any person other than a person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(c), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following.

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law and would not result in an accounting compensation charge with respect to the use of such promissory note to pay the exercise price unless otherwise determined by the Administrator);

(iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator; generally an accounting charge will result if the Shares used to pay the exercise price were acquired less than six months before the exercise);

(v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable only at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement, subject to reasonable conditions such as continued employment. In any event, unless approved in advance in writing by the Adminstrator, the Award may not be exercised (in whole or in part) until the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement) or, if earlier, immediately prior to the occurrence of a Corporate Transaction or Change in Control.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10 below.

(b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of a Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested immediately after the effectiveness of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service prior to the occurrence of a Corporate Transaction or a Change in Control, and as a result of the Grantee’s voluntary action, unless such termination was for Good Reason or as otherwise determined by the Administrator, the Grantee’s right to exercise the Award shall be limited to fifty percent (50%) of the shares that were vested immediately prior to such termination. For example, if the portion of the Grantee’s Award that was vested immediately prior to the effective date of such voluntary termination was one hundred thousand (100,000) shares, absent action by the Administrator, the portion of Grantee’s Award that would be deemed to be “vested” for purposes of this Plan would equal fifty thousand (50,000) shares. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee’s Award was unvested immediately following the effectiveness of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.

(c) Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination as a result of his or her Disability, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(d) Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested immediately after the effectiveness of such termination, within twelve (12) months from the date of death (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after the Corporate Transaction; and

(B) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effectiveness of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

(c) Effect of Acceleration on Incentive Stock Options. The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Repurchase Rights. If the provisions of an Award Agreement grant to the Company the right to repurchase Shares upon termination of the Grantee’s Continuous Service, the Award Agreement shall (or may, with respect to Awards granted or issued to Officers, Directors or Consultants) provide that:

(a) the right to repurchase must be exercised, if at all, within ninety (90) days of the termination of the Grantee’s Continuous Service (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee’s Continuous Service, within ninety (90) days after the date of the Award exercise);

(b) the consideration payable for the Shares upon exercise of such repurchase right shall be made in cash or by cancellation of purchase money indebtedness within the ninety (90) day periods specified in Section 12(a);

(c) the amount of such consideration shall be equal to the original purchase price paid by Grantee for each such Share; and

(d) the right to repurchase Shares, other than the right to repurchase Shares at the original purchase price pursuant to clause (i) of Section 12(c), shall terminate on the Registration Date.

13. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 18 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

14. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 13, above) shall adversely affect any rights under Awards already granted to a Grantee.

15. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

17. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. Any Award exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Award shall not be counted in determining whether shareholder approval is obtained.

19. Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.

20. Effect of Section 162(m) of the Code. Section 162(m) of the Code does not apply to the Plan prior to the Registration Date. Following the Registration Date, the Plan, and all Awards (except Awards of Restricted Stock that vest over time) issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.

TECHPOINT, INC. 2012 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:

_______________________________________

_______________________________________

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Techpoint, Inc. 2012 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Date of Award

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares Subject

to the Option (the “Shares”)

Total Exercise Price

Type of Option:

Expiration Date:

Post-Termination Exercise Period:

Vesting Schedule:

This Option is immediately exercisable although the Shares issued upon exercise of the Option will be subject to the restrictions on transfer and a right of repurchase at the Exercise Price per Share, in favor of the Company, as described in Section 15 of the Option Agreement (the “Repurchase Right”).

For purposes of this Notice and the Option Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares (whether subject to the Option or acquired upon exercise of the Option) are no longer subject to the Repurchase Right, provided, however, that such Shares shall remain subject to other restrictions on transfer set forth in the Option Agreement or the Plan. If the Grantee would become vested in a fraction of a Share, such Share shall not vest until the Grantee becomes vested in the entire Share. Provided that the Grantee’s Continuous Service is not terminated and other limitations set forth in this Notice, the Plan and the Option Agreement, the Repurchase Right shall lapse in accordance with the following schedule:

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During any authorized leave of absence, the vesting of the Shares shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Shares shall resume upon the Grantee’s termination of the leave of absence and return to Continuous Service. The Vesting Schedule of the Shares shall be extended by the length of the suspension.

In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator.

In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status consistent with any minimum vesting requirements set forth in the Plan.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

Techpoint, Inc., a California corporation

By:
Fumihiro Kozato, its Chief Executive Officer

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 22 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: ______________________                         Signed: _________________________________

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Award Number:

TECHPOINT, INC. 2012 STOCK INCENTIVE PLAN

IMMEDIATELY EXERCISABLE STOCK OPTION AWARD AGREEMENT

1. Grant of Option. Techpoint, Inc., a California corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2012 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be immediately exercisable during its term in accordance with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or a Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price.

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(c) Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

3. Grantee’s Representations. The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act of 1933, as amended or any United States securities laws. In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law.

(a) cash;

(b) check;

(c) if the exercise occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d) if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

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6. Termination or Change of Continuous Service. In the event the Grantee’s Continuous Service terminates, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status consistent with any minimum vesting requirements set forth in the Plan; provided, however, with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

7. Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

8. Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the portion of the Option that was vested at the date of termination within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9. Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that a Non-Qualified Stock Option may be transferred to members of the Grantee’s Immediate Family to the extent and in the manner authorized by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Grantee.

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10. Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11. Transfer Restrictions for Unvested Shares. The Shares sold to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date that the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Shares in violation of this Section 11 will be null and void and will be disregarded.

12. Company’s Right of First Refusal. The Grantee acknowledges and agrees that the Shares are subject to a right of first refusal (“Right of First Refusal”) as set forth in the Bylaws of the Company, which Right of First Refusal is incorporated herein by reference irrespective of whether the Bylaws are amended at some future date to remove the Right of First Refusal therefrom, and that, except in compliance with such Right of First Refusal, neither the Grantee nor a transferee (either being sometimes referred to herein as the “Holder”) shall sell, hypothecate, encumber or otherwise transfer any Shares or any right or interest therein.

13. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of the Repurchase Right, the Grantee agrees, immediately upon receipt of the certificate(s) for the Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit C, executed in blank by the Grantee and the Grantee’s spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Shares have not vested pursuant to the Vesting Schedule set forth in the Notice and are subject to Company’s Repurchase Right, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Option Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Option Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Subject to the provisions of any security agreement relating to Grantee’s purchase of the Shares, upon the vesting of Shares and termination of the Company’s Repurchase Right as set forth in Section 15, the escrow holder will, upon request, transmit to the Grantee the certificate evidencing such Shares.

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14. Additional Securities. Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of any transaction described in Section 10 or 11 of the Plan, shall be subject to the same conditions and restrictions as the Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice and the Repurchase Right and retained in escrow in the same manner as the Shares with respect to which they relate. The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Appropriate adjustments to reflect the distribution of Additional Securities shall be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company’s capital structure. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

15. Company’s Repurchase Right.

(a) Grant of Repurchase Right. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time during the ninety (90) day period following the Termination Date, to repurchase all or any portion of the Shares that have not vested pursuant to the terms of the Vesting Schedule (the “Share Repurchase Period”).

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Grantee prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Grantee in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the Exercise Price per Share for unvested Shares that are to be repurchased from the Grantee. Upon such payment or deposit into escrow for the benefit of the Grantee, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the Grantee.

(c) Assignment. Whenever the Company shall have the right to purchase Shares under this Repurchase Right, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

(d) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to all vested Shares upon the Registration Date.

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(e) Additional Shares or Substituted Securities. In the event of any transaction described in Sections 10 or 11 of the Plan, the Repurchase Right shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of the Corporate Transaction and such stock or property shall be deemed Additional Securities for purposes of this Agreement, but only to the extent the Shares are at the time covered by such Repurchase Right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction. To the extent that this Agreement will not be Assumed, the Repurchase Right as to such unvested Shares shall automatically lapse.

16. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

17. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

18. Special Tax Election for Exercise of Option Subject to Forfeiture/Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a) Section 83(b) Election For Exercise of Non-Qualified Stock Option Subject to Vesting. If the Shares are acquired hereunder pursuant to the exercise of a Non-Qualified Stock Option that has not vested pursuant to the Vesting Schedule set forth in the Notice, then the Grantee understands that under Code Section 83, the excess of the Fair Market Value of the Shares on the date any forfeiture restrictions applicable to the Shares lapse over the Exercise Price paid for the Shares will be reportable as ordinary income on the lapse date and subject to applicable income tax and employment tax withholding. For this purpose, the term “forfeiture restrictions” includes the right of the Company to repurchase the Shares pursuant to the Repurchase Right provided under Section 15. The Grantee understands that he/she may elect under Code Section 83(b) to be taxed at the time the Shares are acquired hereunder, rather than when and as the Shares cease to be subject to the forfeiture restrictions. Such election (the “83(b) Election”) must be filed with the Internal Revenue Service within thirty (30) days after the date Shares are acquired upon exercise of the Option. If the 83(b) Election is made, the excess of the Fair Market Value of the Shares on the date the Option is exercised over the Exercise Price paid for the Shares will be reportable as ordinary income and subject to applicable income tax and employment tax withholding. Even if the Fair Market Value of the Shares on the

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date the Option is exercised equals the Exercise Price paid (and thus no tax is payable), the 83(b) Election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS 83(b) ELECTION IS ATTACHED AS EXHIBIT D HERETO. THE GRANTEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE GRANTEE AS THE FORFEITURE RESTRICTIONS LAPSE.

(b) Conditional Section 83(b) Election For Exercise of Incentive Stock Option Subject to Vesting. If the Shares are acquired hereunder pursuant to the exercise of an Incentive Stock Option, as specified in Notice, then the following tax principles shall be applicable to the Shares:

(i) For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

(ii) The excess of (A) the Fair Market Value of the Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Shares lapse over (B) the Exercise Price paid for the Shares will be includible in Grantee’s income for alternative minimum tax purposes.

(iii) If Grantee makes a disqualifying disposition of the Shares, then Grantee will recognize ordinary income in the year of such disposition equal in amount to the excess of (A) the Fair Market Value of the Shares on the date Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Shares lapse over (B) the Exercise Price paid for Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Shares are held prior to the disposition.

(iv) For purposes of the foregoing, the term “forfeiture restrictions” will include the right of the Company to repurchase the Shares pursuant to the Repurchase Right at the Exercise Price per Share under Section 15. The term “disqualifying disposition” means any sale or other disposition of the Shares within two (2) years after the Grant Date or within one (1) year after the exercise of the Option.

(v) In the absence of final Treasury Regulations relating to Incentive Stock Options, it is not certain whether the Grantee may, in connection with the exercise of the Option for any Shares at the time subject to forfeiture restrictions, file a protective 83(b) Election under Code Section 83(b) which would limit (A) Grantee’s alternative minimum taxable income upon exercise and (B) Grantee’s ordinary income upon a disqualifying disposition to the excess of the Fair Market Value of Shares on the date the Option is exercised over the Exercise Price paid for the Shares. The appropriate form for making such a protective 83(b) Election is attached as Exhibit D and must be filed with the Internal Revenue Service within thirty (30) days after the date the Option is exercised. However, such election if properly filed will only be allowed to the extent the final Treasury Regulations or other legal authority permit such a protective election.

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(c) FILING RESPONSIBILITY. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY 83(b) ELECTION UNDER CODE SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

(d) Exercise of Vested Non-Qualified Stock Option. If pursuant to the Vesting Schedule set forth in the Notice, the Shares acquired upon exercise of the Option are not subject to any forfeiture restrictions, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee’s compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(e) Exercise of Vested Incentive Stock Option. If pursuant to the Vesting Schedule set forth in the Notice, the Shares acquired upon exercise of the Option are not subject to any forfeiture restrictions and if the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise. However, the Internal Revenue Service issued proposed regulations which would subject the Grantee to withholding at the time the Grantee exercises an Incentive Stock Option for Social Security and Medicare based upon the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. These proposed regulations are subject to further modification by the Internal Revenue Service and, if adopted, would be effective only for the exercise of an Incentive Stock Option that occurs two years after the regulations are issued in final form.

(f) Exercise of Incentive Stock Option Following Disability. If the Grantee’s Continuous Service terminates as a result of Disability that is not permanent and total disability as such term is defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Grantee must exercise an Incentive Stock Option within three (3) months of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(g) Disposition of Shares. In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed more than two years after the Date of Award, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax

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purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a Non-Qualified Stock Option. If Shares purchased under an Incentive Stock Option are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

19. Lock-Up Agreement.

(a) Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 19.

(b) No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 19(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 19 may not be amended or waived except with the consent of the Lead Underwriter.

20. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

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21. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

22. Dispute Resolution The provisions of this Section 22 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 11 (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 22 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

23. Confidentiality. The Company shall provide to the Grantee, during the period the Option is outstanding, copies of financial statements of the Company at least annually. The Grantee understands and agrees that such financial statements are confidential and shall not be disclosed by the Grantee, to any entity or person, for any reason, at any time, without the prior written consent of the Company, unless required by law. If disclosure of such financial statements is required by law, whether through subpoena, request for production, deposition, or otherwise, the Grantee promptly shall provide written notice to Company, including copies of the subpoena, request for production, deposition, or otherwise, within five (5) business days of their receipt by the Grantee and prior to any disclosure so as to provide Company an opportunity to move to quash or otherwise to oppose the disclosure. Notwithstanding the foregoing, the Grantee may disclose the terms of such financial statements to his or her spouse or domestic partner, and for legitimate business reasons, to legal, financial, and tax advisors.

24. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

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EXHIBIT A

TECHPOINT, INC. 2012 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Techpoint, Inc.

2550 N. 1st St., Suite 400

San Jose, CA, 95131

Attention: Secretary

1. Effective as of today, ______________, ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of Techpoint, Inc. (the “Company”) under and pursuant to the Company’s 2012 Stock Incentive Plan, as amended from time to time (the “Plan”) and the [ ] Incentive [ ] Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated ______________, ________. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2. Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

The Grantee shall enjoy rights as a shareholder until such time as the Grantee disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Right. Upon such exercise, the Grantee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Option Agreement, and the Grantee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

4. Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.

5. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

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6. Tax Election; Taxes. The Grantee shall provide the Company with a copy of any timely filed 83(b) Election relating to the purchase of the Shares. If the Grantee makes a timely 83(b) Election, the Grantee shall immediately pay the Company (or the Related Entity that employs the Grantee) the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding obligations. If the Grantee does not make a timely 83(b) Election, the Grantee shall, either at the time that the restrictions lapse under the Option Agreement and the Plan or at the time withholding is otherwise required by Applicable Law, pay the Company (or the Related Entity that employs the Grantee) the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding obligations. In addition, the Grantee agrees to satisfy all other applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Grant Date or within one (1) year from the date the Shares were transferred to the Grantee. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

7. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

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8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

9. Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

10. Dispute Resolution. The provisions of Section 22 of the Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Notice.

11. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

14. Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

[Signatures follow on next page.]

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Submitted by:	Accepted by: TECHPOINT, INC.

By:
(Signature)	Fumihiro Kozato, its Chief Executive Officer

Address:	Address:

2550 N. 1st St., Suite 400
San Jose, CA, 95131

Signature Page to Exercise Notice

EXHIBIT B

TECHPOINT, INC. 2012 STOCK INCENTIVE PLAN

INVESTMENT REPRESENTATION STATEMENT

GRANTEE:

COMPANY:	Techpoint, Inc.

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Grantee represents to the Company the following:

(a) Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Grantee is acquiring these Securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Grantee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein. Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Securities. Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(c) Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Grantee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

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In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

(e) Grantee represents that Grantee is a resident of China.

Signature of Grantee:

Date: ,

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EXHIBIT C

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto ___________________, __________________ (____) shares of the Common Stock of Techpoint, Inc., a California corporation (the “Company”), standing in his name on the books of, represented by Certificate No. __ herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED: __________________________

_______________________________________

The undersigned spouse of __________________________ joins in this assignment.

Dated: __________________________	_______________________________________
(Spouse of _____________)

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EXHIBIT D

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, to include in gross income for ________ the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME	_______________________________________
SPOUSE’S NAME	_______________________________________

TAXPAYER’S SOCIAL SECURITY NO.:	_______________________________________
SPOUSE’S SOCIAL SECURITY NO.:	_______________________________________

TAXABLE YEAR:	Calendar Year _________________

ADDRESS:	_______________________________________
_______________________________________
_______________________________________

2. The property which is the subject of this election is __________ shares of common stock of Techpoint, Inc.

3. The property was transferred to the undersigned on ____________, ____.

4. The property is subject to the following restrictions: The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s employment or service with the issuer is terminated. The issuer’s repurchase right lapses in a series of periodic installments.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $_______ per share x ________ shares = $___________.

6. The undersigned paid $______ per share x _________ shares for the property transferred or a total of $______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned will file this election with the Internal Revenue Service office to which he or she files his annual income tax return not later than 30 days after the date of transfer of the property. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred.

Dated: _______________________________________	_______________________________________________
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _______________________________________	_______________________________________________
Spouse of Taxpayer

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The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

1. The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Code.

2. Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a “disqualifying disposition” of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election.

THIS PAGE 2 IS TO BE ATTACHED TO ANY SECTION 83(b) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION.

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